Exhibit 99.1

INCOME FUND

TEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2010

Letter from the CEOs                                                                                                                                           As of April 20, 2011

Dear investor in ICON Income Fund Ten, LLC:

We write to briefly summarize our activity for the year ended 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

Fund Ten entered its liquidation period on May 1, 2010.  During the liquidation period, distributions generated from net rental and loan income and proceeds from equipment sales generally fluctuate as remaining leases and loans come to maturity or equipment is sold.  During the 2010 calendar year, we made distributions in the aggregate amount of $13,213,065.

Among the assets we own is a 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker, the M/T Mayon Spirit, that is bareboat chartered to an affiliate of Teekay Corporation, a publicly traded company on the New York Stock Exchange and a recognized industry leader in energy shipping.  The bareboat charter is set to expire in July 2011.  We are actively remarketing the tanker and are hopeful that we will realize on this investment in a favorable manner.

As of December 31, 2010, we owned various innovative telecommunications voice transport systems and high capacity conferencing servers, including equipment manufactured by Juniper Networks, Lucent Technologies and Sonus Networks.  The equipment was subject to leases with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  The leases expired on March 31, 2011 and the equipment was sold in accordance with its terms.  We received a gross cash-on-cash return of approximately 147% in rental and sale proceeds related to this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

2010 Annual Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Annual Portfolio Overview for 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005.

On May 1, 2010, we entered our liquidation period, which is expected to continue for several years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions.

Additionally, during the liquidation period you will receive distributions that are generated from net rental and loan income or equipment sales when realized.  In some months, the distribution may be larger than the current distribution, in some months the distribution may be smaller, and in some months there may not be any distribution.

Recent Transaction

●
On April 18, 2011, at the expiration of the lease and in accordance with its terms, we, through our wholly-owned subsidiary, ICON Global Crossing, LLC, sold telecommunications equipment subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”) to Global Crossing.  We received a gross cash-on-cash return of approximately 147% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2010, our portfolio consisted primarily of the following investments.

●
A 95,639 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Carina (“Eagle Carina”), which was purchased from Aframax Tanker II AS by ICON Eagle Carina Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Carina Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by ICON Leasing Fund Twelve, LLC, an entity also managed by our Manager (“Fund Twelve”).  The Eagle Carina was acquired for $39,010,000, comprised of $12,010,000 in cash and $27,000,000 in a non-recourse loan.  The Eagle Carina is subject to an eighty-four month bareboat charter with AET, Inc. Limited (“AET”) that expires on November 14, 2013.

●
A 95,634 DWT (deadweight tonnage) Aframax product tanker, the M/V Eagle Corona (“Eagle Corona”), which was purchased from Aframax Tanker II AS by ICON Eagle Corona Pte. Ltd., a wholly-owned subsidiary of ICON Eagle Corona Holdings, LLC, a joint venture owned 35.70% by us and 64.30% by Fund Twelve.  The Eagle Corona was acquired for $41,270,000, comprised of $13,270,000 in cash and $28,000,000 in a non-recourse loan.  The Eagle Corona is subject to an eighty-four month bareboat charter with AET that expires on November 14, 2013.

●
ICON Northern Leasing, LLC (“ICON Northern Leasing”), a joint venture owned 12.25% by us, 35% by ICON Leasing Fund Eleven, LLC (“Fund Eleven”), an entitiy also managed by our Manager, and 52.75% by Fund Twelve, purchased four promissory notes (the “Notes”) at a significant discount and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006.  The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines.  Our share of the purchase price was approximately $3,868,000.  Interest on the Notes accrues at rates ranging from 9.47% to 9.90% per year and the Notes are scheduled to mature at various dates between December 15, 2011 and February 15, 2013.

●
Hospital bedside entertainment and communication terminals that were subject to lease with Premier Telecom Contracts Limited (“Premier”).  The terminals are installed in several National Health Service hospitals throughout the United Kingdom.  Premier is one of four companies in the United Kingdom to receive the right to install and operate the equipment in hospitals, and it has the exclusive right to install and operate the equipment in thirteen hospitals.  We, through our wholly-owned subsidiary, ICON Premier, LLC (“ICON Premier”), purchased the equipment for approximately $13,945,000 and the lease was scheduled to expire on December 31, 2012.  On January 30, 2009, ICON Premier restructured its lease financing with Premier in exchange for control of the parent company of Premier, Pretel Group Limited (“Pretel”), until such time as ICON Premier receives the expected return on its investment.  On December 31, 2010, ICON Premier terminated its lease financing with Premier in consideration for shares in Pretel equal to the outstanding balance of the lease financing.

●	Four double box girder cranes leased to WPS, Inc. We acquired the cranes for approximately $894,000. The lease expired on March 31, 2009 and continues to be renewed on a month-to-month basis.

●
Two 3,350 TEU (twenty-foot equivalent unit) container vessels, the M/V Dubai Star, (the “Dubai Star,” f/k/a the M/V ZIM Korea) and the M/V China Star (the “China Star,” f/k/a the M/V ZIM Canada), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The purchase price for the two vessels was approximately $70,700,000, comprised of approximately $18,400,000 in cash and approximately $52,300,000 in non-recourse loans.  The bareboat charters for the vessels were each scheduled to expire in June 2009.  On July 1, 2008, the bareboat charters were extended until June 30, 2014.  On July 1, 2009, we, through our wholly-owned subsidiaries, ICON Containership I, LLC (“ICON Containership I”) and ICON Containership II, LLC (“ICON Containership II”), satisfied all of the non-recourse loan obligations with respect to the vessels by repaying the balance due in the amount of $1,350,695, consisting of principal and interest outstanding as of such date.  As a result, all charter hire payments are being paid directly to ICON Containership I and ICON Containership II.  On October 30, 2009, ICON Containership I and ICON Containership II amended the bareboat charters for the Dubai Star and the China Star to restructure each respective charterer’s payment obligations.    The charter for the China Star was extended from June 30, 2014 to March 31, 2017 and the charter for the Dubai Star was extended from June 30, 2014 to March 31, 2016. The purpose of the restructuring was to provide the charterer with additional flexibility while at the same time attempting to preserve our projected economic return on our investment.

●
A 49% interest in one 98,507 DWT (deadweight tonnage) Aframax product tanker – the M/T Mayon Spirit (the “Mayon Spirit”).  We acquired our interest in the vessel through a joint venture with Fund Twelve.  The purchase price of the Mayon Spirit was approximately $40,250,000, comprised of approximately $15,312,000 in cash, paid in the form of a capital contribution to the joint venture, and a non-recourse loan in the amount of approximately $24,938,000. Simultaneously with the purchase of the Mayon Spirit, the vessel was bareboat chartered back to an affiliate of Teekay Corporation for a term of forty-eight months, which is scheduled to expire in July 2011.  We acquired our interest in the Mayon Spirit for approximately $7,548,000 in cash.

Unguaranteed Residual Interests

We entered into an agreement with Summit Asset Management Limited to acquire a 75% interest in the unguaranteed residual values of a portfolio of equipment on lease with various lessees in the United Kingdom for approximately $2,843,000. The majority of the portfolio is comprised of information technology equipment, including laptops, desktops, and printers.  All of the leases expired at various dates through August 2009, but continue to be renewed in accordance with their terms. For the year ended December 31, 2010, we did not receive any residual proceeds from the sale of equipment.  Our target return on this investment has been achieved and we still expect to receive residual proceeds from this portfolio.

We entered into an agreement with Key Finance Group Limited (“Key”) to acquire a 100% interest in the unguaranteed residual values of technology equipment on lease with various United Kingdom lessees for approximately $782,000. All of the leases expire at various dates through March 2015.  For the year ended December 31, 2010, we received $59,000 in residual proceeds from the sale of the equipment.  On March 29, 2011, we sold the portfolio of remaining leases to Key for approximately $128,000.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, Fund Eleven, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was attributable to Fund Eleven.  Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

10% Status Report

As of December 31, 2010, the China Star, the Dubai Star and the Mayon Spirit were the three assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. The China Star and the Dubai Star are scheduled to remain on bareboat charter during the calendar year, while the bareboat charter for the Mayon Spirit is scheduled to expire in July 2011.

As of December 31, 2010, each bareboat charter had seventy-five, sixty-three and seven monthly payments remaining, respectively.  To the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of the offering period, we have made 89 cash distributions to our members. During the year ended December 31, 2010, we paid our members approximately $13,213,065 in cash distributions. As of December 31, 2010, a $10,000 investment made at the initial closing would have received $6,275 in cumulative distributions representing a return of approximately 63% of such initial investment.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2010	$8,803,873	$-	$4,409,192	$-	$13,213,065

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions, and liquidation proceeds.  We paid distributions to our Manager in the amount of $132,131, $128,760 and $128,817 for the years ended December 31, 2010, 2009 and 2008, respectively.  Additionally, our Manager’s interest in our net income was $62,058, $62,185 and $125,937 for the years ended December 31, 2010, 2009 and 2008, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

	Years Ended December 31,
	2010	2009	2008
Management fees (a)	$785,037	$1,246,713	$1,620,239
Administrative expenses reimbursements (a)	$850,157	$1,090,870	$1,448,324
Total fees paid or accrued to the Manager or its affiliates	$1,635,194	$2,337,583	$3,068,563

(a) Charged directly to operations.

At December 31, 2010 and 2009, we had a net payable of $171,156 and $131,351, respectively, due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$2,740,590	$2,428,058
Current portion of net investment in finance leases	616,088	-
Service contracts receivable	441,742	569,447
Equipment held for sale	23,393	23,350
Other current assets	845,417	1,015,170

Total current assets	4,667,230	4,036,025

Non-current assets:
Net investment in finance leases, less current portion	35,901,863	31,808,689
Leased equipment at cost (less accumulated depreciation of
$900,124 and $11,201,367, respectively)	18,115	11,134,806
Equipment (less accumulated depreciation of
$3,909,365 and $2,455,687, respectively)	2,804,715	4,442,732
Investments in joint ventures	24,531,251	25,243,236
Investments in unguaranteed residual values	128,368	290,331
Other non-current assets, net	83,213	77,797

Total non-current assets	63,467,525	72,997,591

Total Assets	$68,134,755	$77,033,616

Liabilities and Equity

Current liabilities:
Revolving line of credit, recourse	$-	$100,000
Deferred revenue	-	241,851
Due to Manager and affiliates	171,156	131,351
Accrued expenses and other current liabilities	2,023,237	1,628,461

Total Liabilities	2,194,393	2,101,663

Commitments and contingencies

Equity:
Members' Equity:
Additional Members	68,395,072	75,332,248
Manager	(621,572)	(551,499)
Accumulated other comprehensive loss	(1,964,780)	(1,879,919)

Total Members' Equity	65,808,720	72,900,830

Noncontrolling Interests	131,642	2,031,123

Total Equity	65,940,362	74,931,953

Total Liabilities and Equity	$68,134,755	$77,033,616

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2010	2009	2008
Revenue:
Rental income	$5,304,454	$13,809,718	$20,063,725
Finance income	5,658,091	1,304,824	2,368,359
Servicing income	5,400,001	5,716,849	-
Income from investments in joint ventures	2,816,703	3,830,195	3,811,086
Net gain on sales of equipment and unguaranteed residual values	1,664,768	1,550,884	6,750,237
Interest and other income	245,835	732,995	500,479

Total revenue	21,089,852	26,945,465	33,493,886

Expenses:
Management fees - Manager	785,037	1,246,713	1,620,239
Administrative expense reimbursements - Manager	850,157	1,090,870	1,448,324
General and administrative	7,149,763	7,088,632	1,158,313
Interest	45,419	216,410	1,141,128
Loss on guaranty	842,030	-	-
Depreciation and amortization	4,738,662	9,018,997	12,628,280
Impairment loss	45,886	1,697,539	-
Bad debt expense	-	-	2,577,526

Total expenses	14,456,954	20,359,161	20,573,810

Net income	6,632,898	6,586,304	12,920,076

Less: Net income attributable to noncontrolling interests	427,082	367,758	326,324

Net income attributable to Fund Ten	$6,205,816	$6,218,546	$12,593,752

Net income attributable to Fund Ten allocable to:
Additional Members	$6,143,758	$6,156,361	$12,467,815
Manager	62,058	62,185	125,937

	$6,205,816	$6,218,546	$12,593,752

Weighted average number of additional
shares of limited liability company interests outstanding	148,211	148,222	148,275

Net income attributable to Fund Ten per weighted
average additional share of limited liability company interests	$41.45	$41.53	$84.09

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Shares
	of Limited Liability			Accumulated Other	Total
	Company Interests	Additional Members	Manager	Comprehensive (Loss) Income	Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2007	148,379	$82,346,128	$(482,044)	$2,240,989	$84,105,073	$2,970,200	$87,075,273

Comprehensive income:
Net income	-	12,467,815	125,937	-	12,593,752	326,324	12,920,076
Change in valuation of interest
rate swap contracts	-	-	-	(384,284)	(384,284)	-	(384,284)
Currency translation adjustments	-	-	-	(5,002,496)	(5,002,496)	-	(5,002,496)
Total comprehensive income	-	-	-	(5,386,780)	7,206,972	326,324	7,533,296
Shares of limited liability company
interests redeemed	(148)	(123,301)	-	-	(123,301)	-	(123,301)
Cash distributions	-	(12,752,775)	(128,817)	-	(12,881,592)	(1,122,540)	(14,004,132)

Balance, December 31, 2008	148,231	81,937,867	(484,924)	(3,145,791)	78,307,152	2,173,984	80,481,136

Comprehensive income:
Net income	-	6,156,361	62,185	-	6,218,546	367,758	6,586,304
Change in valuation of interest
rate swap contracts	-	-	-	306,488	306,488	-	306,488
Currency translation adjustments	-	-	-	959,384	959,384	-	959,384
Total comprehensive income	-	-	-	1,265,872	7,484,418	367,758	7,852,176
Shares of limited liability company
interests redeemed	(20)	(14,798)	-	-	(14,798)	-	(14,798)
Acquisition of noncontrolling interest	-	-	-	-	-	714,780	714,780
Cash distributions	-	(12,747,182)	(128,760)	-	(12,875,942)	(1,225,399)	(14,101,341)

Balance, December 31, 2009	148,211	75,332,248	(551,499)	(1,879,919)	72,900,830	2,031,123	74,931,953

Comprehensive income:
Net income	-	6,143,758	62,058	-	6,205,816	427,082	6,632,898
Change in valuation of interest
rate swap contracts	-	-	-	47,876	47,876	-	47,876
Currency translation adjustments	-	-	-	(132,737)	(132,737)	-	(132,737)
Total comprehensive income	-	-	-	(84,861)	6,120,955	427,082	6,548,037
Cash distributions	-	(13,080,934)	(132,131)	-	(13,213,065)	(2,326,563)	(15,539,628)

Balance, December 31, 2010	148,211	$68,395,072	$(621,572)	$(1,964,780)	$65,808,720	$131,642	$65,940,362

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$6,632,898	$6,586,304	$12,920,076
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	-	(4,386,104)	(11,722,647)
Finance income	(5,658,091)	(1,304,824)	(2,368,359)
Income from investments in joint ventures	(2,816,703)	(3,830,195)	(3,811,086)
Net gain on sales of equipment and unguaranteed residual values	(1,664,768)	(1,550,884)	(6,750,237)
Depreciation and amortization	4,738,662	9,018,997	12,628,280
Bad debt expense	-	-	2,577,526
Gain on bargain purchase	-	(440,681)	-
Impairment loss	45,886	1,697,539	-
Interest expense on non-recourse financing paid directly
to lenders by lessees		196,304	1,094,226
Loss on financial instruments	8,702	-	-
Changes in operating assets and liabilities:
Collection of finance leases	3,388,964	1,083,263	2,035,245
Restricted cash	-	226,882	37,868
Service contracts receivable	108,354	241,447	-
Other assets, net	193,459	(912,470)	(63,635)
Deferred revenue	(241,851)	37,480	(1,913)
Due to Manager and affiliates, net	41,304	(212,390)	173,634
Accrued expenses and other current liabilities	440,537	(428,407)	(313,396)
Distributions from joint ventures	472,383	1,742,027	1,612,385

Net cash provided by operating activities	5,689,736	7,764,288	8,047,967

Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	7,183,341	3,209,938	18,081,200
Distributions received from joint ventures in excess of profits	3,114,137	4,226,051	3,021,595
Investment in financing facility	-	-	(164,822)
Repayment of financing facility	-	-	4,367,055
Purchase of equipment	(3,236)	(32,033)	-
Cash received in connection with business acquisition		576,781	-
Investments in joint ventures	-	-	(13,368,631)

Net cash provided by investing activities	10,294,242	7,980,737	11,936,397

Cash flows from financing activities:
Proceeds from revolving line of credit, recourse	1,350,000	2,285,000	-
Repayment of revolving line of credit, recourse	(1,450,000)	(2,185,000)	(5,000,000)
Repayments of non-recourse long-term debt	-	(2,817,772)	(1,463,976)
Cash distributions to members	(13,213,065)	(12,875,942)	(12,881,592)
Shares of limited liability company interests redeemed	-	(14,798)	(123,301)
Cash distributions to noncontrolling interests	(2,326,563)	(1,225,399)	(1,122,540)

Net cash used in financing activities	(15,639,628)	(16,833,911)	(20,591,409)

Effects of exchange rates on cash and cash equivalents	(31,818)	(267,850)	(56,987)

Net increase (decrease) in cash and cash equivalents	312,532	(1,356,736)	(664,032)
Cash and cash equivalents, beginning of the year	2,428,058	3,784,794	4,448,826

Cash and cash equivalents, end of the year	$2,740,590	$2,428,058	$3,784,794

ICON Income Fund Ten, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long-term debt
directly to lenders by lessees	$-	$4,386,104	$11,722,647
Transfer of leased equipment at cost to equipment held for sale	$-	$-	$395,350
Transfer from net investment in finance leases to equipment	$-	$6,829,746	$-
Transfer from investments in unguaranteed residual values to
leased equipment at cost	$-	$52,722	$1,935
Transfer from leased equipment at cost to net investment in
finance leases	$2,440,135	$30,891,185	$-
Transfer of non-recourse long-term debt in connection with
sale of subsidiary	$-	$-	$10,906,321

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.